UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2005

NATIONAL FUEL GAS COMPANY
(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation)	1-3880 (Commission File Number)	13-1086010 (IRS Employer or Identification No.)

6363 Main Street, Williamsville, New York (Address of principal executive offices)	14221 (Zip Code)

Registrant's telephone number, including area code:	(716) 857-7000

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

        On July 20, 2005, National Fuel Gas Company (the “Company”) issued a press release announcing that its subsidiary, Horizon Energy Development B.V., had completed the sale of its entire interest in United Energy, a.s. (PSE:United Energy), a district heating and electric generation business in the Bohemia region of the Czech Republic. A copy of this press release is furnished as Exhibit 99.1.

Item 7.01 Regulation FD Disclosure

        On July 20, 2005, the Company issued a press release announcing that the Public Service Commission of the State of New York had approved the settlement of the New York rate proceeding of the Company’s subsidiary, National Fuel Gas Distribution Corporation. A copy of this press release is furnished as Exhibit 99.2.

Item 9.01      Financial Statements and Exhibits

(c) Exhibits

Exhibit 99.1	Press Release issued July 20, 2005 regarding sale of Czech firm

Exhibit 99.2	Press Release issued July 20, 2005 regarding approval of New York rate proceeding settlement

        Neither the furnishing of these press releases as exhibits to this Current Report nor the inclusion in such press releases of a reference to the Company’s internet address shall, under any circumstances, be deemed to incorporate the information available at such internet address into this Current Report. The information available at the Company’s internet address is not part of this Current Report or any other report filed or furnished by the Company with the Securities and Exchange Commission.

        Certain statements contained herein or incorporated by reference from the press releases, including statements designated with an asterisk (“*”) and statements identified by the use of the words “anticipates,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” and similar expressions, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. There is no assurance that the Company’s projections will in fact be achieved nor do these projections reflect any acquisitions or divestitures that may occur during fiscal 2005. While the Company’s expectations, beliefs and projections are expressed in good faith and are believed to have a reasonable basis, actual results may differ materially from those in the forward-looking statements. Furthermore, each forward-looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation to update the statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of unanticipated events. In addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: changes in economic conditions, including economic disruptions caused by terrorist activities or acts of war; changes in demographic patterns and weather conditions, including the occurrence of severe weather; changes in the price of natural gas or oil and the effect of such changes on the accounting treatment or valuation of derivative financial instruments or the Company’s natural gas and oil reserves; changes in the availability and/or price of derivative financial instruments; changes in the availability and/or price of natural gas, oil and coal; inability to obtain new customers or retain existing ones; significant changes in competitive factors affecting the Company; governmental/regulatory actions, initiatives and proceedings, including those involving acquisitions, financings, rate cases (which address, among other things, allowed rates of return, rate design and retained gas), affiliate relationships, industry structure, franchise renewal, and environmental/safety requirements; unanticipated impacts of restructuring initiatives in the natural gas and electric industries; significant changes from expectations in actual capital expenditures and operating expenses and unanticipated project delays or changes in project costs; the nature and projected profitability of pending and potential projects and other investments; occurrences affecting the Company’s ability to obtain funds from operations, debt or equity to finance needed capital expenditures and other investments, including any downgrades in the Company’s credit ratings; uncertainty of oil and gas reserve estimates; ability to successfully identify and finance acquisitions and ability to operate and integrate existing and any subsequently acquired business or properties; ability to successfully identify, drill for and produce economically viable natural gas and oil reserves; significant changes from expectations in the Company’s actual production levels for natural gas or oil; regarding foreign operations, changes in trade and monetary policies, inflation and exchange rates, taxes, operating conditions, laws and regulations related to foreign operations, and political and governmental changes; significant changes in tax rates or policies or in rates of inflation or interest; significant changes in the Company’s relationship with its employees or contractors and the potential adverse effects if labor disputes, grievances or shortages were to occur; changes in accounting principles or the application of such principles to the Company; changes in laws and regulations to which the Company is subject, including tax, environmental, safety and employment laws and regulations; the cost and effects of legal and administrative claims against the Company; changes in actuarial assumptions and the return on assets with respect to the Company’s retirement plan and post-retirement benefits; increasing health care costs and the resulting effect on health insurance premiums and on the obligation to provide post-retirement benefits; or increasing costs of insurance, changes in coverage and the ability to obtain insurance. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL FUEL GAS COMPANY By: /s/ James R. Peterson James R. Peterson Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued July 20, 2005 regarding sale of Czech firm

99.2	Press Release issued July 20, 2005 regarding approval of New York rate proceeding settlement